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                                                                     Exhibit 3.1

                  FIRST RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          ASI SOLUTIONS INCORPORATED

         ASI Solutions Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is ASI SOLUTIONS INCORPORATED. The Corporation's original Certificate of Incorporation was filed with the Secretary of State on March 22, 1996.

     2. This First Restated Certificate of Incorporation restates, integrates and further amends the original Certificate of Incorporation of the Corporation by amending and restating in its entirety such original Certificate of Incorporation.

     3. The text of the Certificate of Incorporation, is further amended and restated hereby to read as herein set forth in full as:

         FIRST:   The name of the Corporation is:

                  ASI SOLUTIONS INCORPORATED

         SECOND: The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows: National Corporate Research, Ltd., 9 East Loockerman Street, Dover, Delaware, county of Kent.

         THIRD:   The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

         FOURTH:

         4.1  Capitalization.
              --------------

              (a) The aggregate number of shares that the Corporation shall have the authority to issue is 20,000,000 shares of capital stock of which: (i) 18,000,000 shares shall be of a class of voting common stock, par value $.01 per share (the "Common Stock"); and
              (ii) 2,000,000 shares shall be of a class of Preferred Stock, par value $.01 per share (the "Preferred Stock"), for which the Board of Directors (the "Board") is authorized hereby, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the DGCL to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series of Preferred

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           Stock, not heretofore designated, shall include, but not be limited to, determination of the following:

           (aa) the number of shares constituting that series (which may be increased or decreased by the Board) and the distinctive designation of that series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 2,000,000);

           (bb) the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

           (cc) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

           (dd) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

           (ee) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

           (ff) whether that series shall have sinking fund for redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

           (gg) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

           (hh) any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to such series which may be authorized under the DGCL.

           A merger or consolidation of the Corporation with or into any other corporation, a share exchange involving the Corporation, or a sale, lease, exchange or transfer of all or any part of the assets of the Corporation shall not result in the liquidation of the Corporation, and the distribution of its assets to its stockholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section.

     4.2   Right to Vote.
           -------------

           (1) Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in the holder's name on the stock register of the Corporation.

           (2) Cumulative voting shall not be allowed in the election of directors or for any other purpose.

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          (3)  Each holder of Preferred Stock will have such voting rights as declared by the Board of Directors.

     FIFTH:    Election of Directors need not be by written ballot.

     SIXTH:    Stockholders may take such action by written consent as shall be permitted by the section 228 of the DGCL provided, however, that if at any time a class of stock of the Corporation becomes registered pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of The Securities and Exchange Commission and such stock is being traded on a nationally recognized exchange, any action to be taken at any annual or special meeting of stockholders must be taken at a meeting.

     SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL (including, without limitation, paragraph (7) of subsection (B) of Section 102 thereof), as the same may be amended and supplemented from time to time. The personal liability of directors for monetary damages for breach of fiduciary duty, including breaches involving negligence and gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

     EIGHTH:   The Corporation shall, to the fullest extent permitted by the
     DGCL (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the DGCL. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

     NINTH:    The Board of the Corporation is authorized to adopt, amend, or repeal any or all of the By-Laws of the Corporation, including By-law amendments increasing or reducing the authorized number of Directors.

     TENTH:    A special meeting of the stockholders of the Corporation requires approval of the Chairman of the Board or at least 51% of the members of the Board of Directors.

     ELEVENTH: Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the Stockholders may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who provides timely notice in writing to the Secretary of the Corporation. To be timely, a stockholders notice must be delivered to, or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting.

     TWELFTH: Except as otherwise provided by law, at any annual or special meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Such business must have been brought before the meeting at the direction of the Chairman of the meeting or specified in

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         written notice given by or on behalf of a stockholder of record on the record date for such meeting.

         THIRTEENTH: The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation. This Certificate of Incorporation may be amended or any provisions repealed by a majority of the Board of Directors; provided, however, that amendment, modification or repeal of any of the provisions of Articles Seventh and Eighth herein must be approved by a majority of the Board of Directors and thereafter approved by the holders of two-thirds of the total votes eligible to be cast by holders of voting stock.

     4. This first Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon in accordance with Sections 141(f), 228 and 245 of the DGCL.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bernard F. Reynolds, its Chairman and Chief Executive Officer, and attested by Carl Seldin Koerner, its Secretary, as of this 17th day of March, 1997.


                                      ASI SOLUTIONS INCORPORATED



                                      By: /s/ Eli Salig
                                         ----------------------------------
                                         Eli Salig
                                         President


ATTEST:


By: /s/ Carl Seldin Koerner
   -------------------------------
   Carl Seldin Koerner
   Secretary

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